AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 1 to the MANAGEMENT AGREEMENT (the "Amendment"), is made this 12th day of May, 2014 (the "Effective Date") by and among Lazarus Energy Holdings, LLC, a Delaware limited liability company ("LEH"), Blue Dolphin Energy Company, a Delaware corporation ("BDEC"), and Lazarus Energy, LLC, a Delaware limited liability company ("LE"). LEH, BDEC, LE are sometimes referred to herein as the "Parties," and individually as a "Party".

WHEREAS, on February 15, 2012, LEH, BDEC, and LE entered into that certain Management Agreement (the "Existing Agreement") to engage LEH to manage BDEC and all of its subsidiaries and operate all of BDEC' s assets including the Refinery; and

WHEREAS the Parties desire to amend the Existing Agreement to read as set forth herein.

NOW, THEREFORE, in consideration of the foregoing which are incorporated herein as though set forth in full, and Ten and No/ 100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as to amend the Existing Agreement to read as follows:

1.           Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.           Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended or modified as follows:

(a) The name of the Existing Agreement shall be amended and restated by deleting the words "Management Agreement" and substituting in lieu thereof the words "Operating Agreement".

(b) Paragraph 6 of the Existing Agreement is hereby amended by deleting the words "the expiration of the 'Initial Term' provided for in the Joint Marketing Agreement which is August 12, 2014" from subsection (a)(ii) of such Paragraph and substituting in lieu thereof the words "August 12, 2015".

3.           Date of Effectiveness: Limited Effect. This Amendment will become effective on the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

4.          Miscellaneous.

(a)  This Amendment is governed by, and construed in accordance with, the laws of the State of Texas, without regard to the conflict of laws provisions of such State.

(b)  This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c)  The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d)  This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e)  This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

	LAZARUS ENERGY HOLDINGS, LLC		BLUE DOLPHIN ENERGY COMPANY

By:	/s/ JONATHAN P. CARROLL	By:	/s/ TOMMY L. BYRD
	Director		Interim Chief Financial Officer